Exhibit 99.1
Globus Medical Reports First Quarter 2026 Results
AUDUBON, PA., May 7, 2026: Globus Medical, Inc. (NYSE: GMED), a leading musculoskeletal technology company, today announced its financial results for the first quarter ended March 31, 2026.
First Quarter 2026:
•Worldwide net sales were $759.9 million, an increase of 27.0%, or an increase of 25.5% on a constant currency basis.
•Base business, excluding Nevro, net sales were $677.2 million, an increase of 13.2%, or an increase of 11.2% on a constant currency basis.
•GAAP net income for the quarter was $124.3 million.
•GAAP diluted earnings per share (“EPS”) was $0.90, an increase of 66.6%. Non-GAAP diluted EPS was $1.12, an increase of 64.7%.
“We’re off to a strong start in 2026 with 27% overall revenue growth and record first quarter earnings. Organic revenue grew over 13%, driven by share gains and procedural volume strength in core spine, while Enabling Technologies delivered against its pipeline and continued to expand its customer base,” commented Keith Pfeil, President and Chief Executive Officer. “Disciplined execution on manufacturing and supply chain initiatives, as well as structural cost actions, coupled with operating leverage on higher volumes, drove margin expansion in excess of sales growth, which we expect to favorably impact full-year results. Our strategic priority remains centered on achieving improved surgical outcomes through the Globus ecosystem, bringing together patient selection, surgical techniques with complementary implants and technology to drive the surgical procedure, through a closed-loop surgical intelligence system.”
“In the first quarter, US Spine continued to lead the way in growth for the organization, posting the third straight 10% growth quarter when compared to the same quarter of the prior year. This, paired with growth across all of our significant underlying businesses, drove record first quarter GAAP and non-GAAP net income and diluted earnings per share,” said Kyle Kline, Chief Financial Officer. “Nevro performed as expected as we continue to diligently work through the integration and adapt the business to Globus’ systems, processes, and metrics. Our total Company first quarter results represent an impressive beginning to 2026, reflecting the ongoing benefits of operating leverage, synergy realization, and financial discipline, positioning us well to deliver sustained earnings growth and value creation throughout the year.”
Worldwide net sales for the first quarter of 2026 were $759.9 million, an as-reported increase of 27.0% over the first quarter of 2025. U.S. net sales for the first quarter of 2026 increased by 25.0% compared to the first quarter of 2025. International net sales increased by 35.6% over the first quarter of 2025 on an as-reported basis and increased by 27.8% on a constant currency basis.
GAAP net income for the first quarter of 2026 was $124.3 million, an increase of 64.7% over the same period in the prior year. The increase in GAAP net income was primarily driven by higher sales of $161.7 million, with the sales from the acquisition of Nevro contributing $82.7 million. GAAP diluted EPS for the first quarter was $0.90, compared to $0.54 for the first quarter of 2025, an increase of 66.6%. Non-GAAP diluted EPS for the first quarter of 2026, which excludes, among other costs, amortization of intangibles, merger and acquisition-related costs, and restructuring-related costs, was $1.12, compared to $0.68 in the first quarter of 2025, an increase of 64.7%.
2026 Annual Guidance
The Company reaffirms its guidance for full-year 2026 revenue to be in the range of $3.18 billion to $3.22 billion and updates its guidance for non-GAAP fully diluted EPS to be in the range of $4.70 to $4.80 from the previous range of $4.40 to $4.50.
Conference Call Information
Globus Medical will hold a teleconference to discuss its 2026 first quarter results with the investment community at 4:30 p.m. Eastern Time today. Participants may access the conference call live via webcast on the Investors page of Globus Medical’s website at http://www.investors.globusmedical.com/news-events/events-webcasts.
To participate via telephone, please register in advance at this link. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. The audio archive will be available after the call on the Investor page of the Globus Medical website.
About Globus Medical, Inc.
Globus Medical, Inc. is a leading global musculoskeletal technology company dedicated to solving unmet clinical needs and changing lives. We innovate with inspired urgency, provide world-class education and clinical support, and advance care throughout spine, orthopedic trauma, joint reconstruction, biomaterials and enabling technologies. Additional information can be accessed at www.globusmedical.com.
Non-GAAP Financial Measures
To supplement our financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), management uses certain non-GAAP financial measures. For example, non-GAAP Adjusted EBITDA, which represents net income before interest income, net and other non-operating expenses, provision for income taxes, depreciation and amortization, stock-based compensation expense, provision for litigation, merger and acquisition related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, and gains and losses from strategic investments, is useful as an additional measure of operating performance, and particularly as a measure of comparative operating performance from period to period, as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance, and it removes the effect of our capital structure, asset base, income taxes and interest income and expense. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP Adjusted EBITDA. Our management also uses non-GAAP Adjusted EBITDA for planning purposes, including the preparation of our annual operating budget and financial projections. Provision for litigation represents costs incurred for litigation settlements or unfavorable verdicts when the loss is known or considered probable and the amount can be reasonably estimated, or in the case of a favorable settlement, when income is realized. Merger and acquisition related costs represents the change in fair value of business-acquisition-related contingent consideration; costs related to integrating recently acquired businesses, including but not limited to costs to exit or convert contractual obligations, severance, retention bonus, duplicative costs and information system conversion; and specific costs related to the consummation of the acquisition process such as banker fees, legal fees, and other acquisition related professional fees. Restructuring related costs include severance, retention bonus, accelerated stock-based compensation expense, legal and tax fees for legal entity reorganization and costs associated with consolidating facilities. We also adjusted for certain foreign currency impacts related to the acquisition costs and gains/losses on strategic investments within other assets as we believe these impacts are not a measure of our operating performance.
In addition, for the period ended March 31, 2026 and for other comparative periods, we are presenting non-GAAP net income and non-GAAP diluted EPS, which represent net income and diluted EPS excluding the provision for litigation, amortization of intangibles, merger and acquisition related costs, restructuring related costs, certain foreign currency impacts, gains and losses from strategic investments, bargain purchase gains, certain income tax net benefits and non-recurring tax adjustments, and the tax effects of all of the foregoing adjustments. We no longer include acquisition of in-process research and development as an adjustment to non-GAAP net income. We also present non-GAAP gross profit, which excludes the impacts of any inventory acquisition-related costs within cost of goods sold. The tax effect adjustment represents the tax effect of the pre-tax non-GAAP adjustments excluded from non-GAAP net income. The tax impact of the non-GAAP adjustments is calculated based on the consolidated effective tax rate on a GAAP basis, applied to the non-GAAP adjustments, unless the underlying item has a materially different tax treatment, in which case the estimated tax rate applicable to the adjustment is used. We believe these non-GAAP measures are also useful indicators of our operating performance, and particularly as additional measures of comparative operating performance from period to period as they remove the effects of the foregoing items, which we believe are not reflective of underlying business trends.
Additionally, for the period ended March 31, 2026 and for other comparative periods, we also define the non-GAAP measure of free cash flow as the net cash provided by operating activities, adjusted for the impact of restricted cash, less the cash impact of purchases of property and equipment. We believe that this financial measure provides meaningful information for evaluating our overall financial performance for comparative periods as it facilitates an assessment of funds available to satisfy current and future obligations and fund acquisitions. Furthermore, the non-GAAP measure of constant currency net sales growth is calculated by translating current year net sales at the same average exchange rates in effect during the applicable prior year period. We believe constant currency net sales growth provides insight to the comparative increase or decrease in period net sales, in dollar and percentage terms, excluding the effects of fluctuations in foreign currency exchange rates. We are also presenting base business sales and base Adjusted EBIDTA, excluding the contribution from the recently acquired Nevro Corp. (“Nevro”) and its subsidiaries. We believe these provide insight to how the Company is performing without the impact of our most recent acquisition.
Non-GAAP Adjusted EBITDA, non-GAAP net income, non-GAAP diluted EPS, non-GAAP gross profit, free cash flow, constant currency net sales growth, base business sales, excluding the contribution from the recently acquired Nevro, and day-adjusted basis sales are not calculated in conformity with GAAP. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP. These measures do not include certain expenses that may be necessary to evaluate our liquidity or operating results. Our definitions of these non-GAAP measures may differ from that of other companies and therefore may not be comparable. The tables included in this release reconcile the GAAP financial measures to the non-GAAP financial measures discussed above for the three months ended March 31, 2026.
We are unable to present a quantitative reconciliation of our expected fully diluted GAAP EPS to non-GAAP diluted EPS as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of provision for litigation, amortization of intangibles, merger and acquisition-related costs, restructuring related costs, certain foreign currency acquisition-related impacts, bargain purchase gains, certain income tax net benefits from non-recurring tax adjustments, gains and losses from strategic investments, and the tax effects of all of the foregoing adjustments. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Income.
Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, the risks and costs associated with health epidemics, pandemics and similar outbreaks, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, the successful integration of businesses that we have acquired or may acquire in the future, and other risks. For a discussion of these and other risks, uncertainties, and other factors that could affect our results, refer to the disclosures contained in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”), including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our subsequent filings with the SEC. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof. As used herein, the “Company”, “Globus”, “Globus Medical”, “we”, “us”, and “our” refers to Globus Medical, Inc.

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended March 31,
(In thousands, except per share amounts)	2026	2025
Net sales	$759,854	$598,121

Cost of Sales and Operating expenses:
Cost of sales (exclusive of amortization of intangibles)	234,066	195,397
Research and development	36,510	33,062
Selling, general and administrative	297,775	242,799
Amortization of intangibles	29,526	28,802
Acquisition-related costs	6,377	1,057
Restructuring costs	5,212	—

Operating income/(loss)	150,388	97,004

Other income/(expense), net
Interest income/(expense), net	5,434	1,681
Foreign currency transaction gain/(loss)	(2,113)	4,270
Bargain purchase gain	1,118	—
Other income/(expense)	2,247	713
Total other income/(expense), net	6,686	6,664

Income/(loss) before income taxes	157,074	103,668
Income tax provision/(benefit)	32,772	28,206

Net income/(loss)	$124,302	$75,462

Other comprehensive income/(loss), net of tax:
Unrealized gain/(loss) on marketable securities	(1,160)	315
Foreign currency translation gain/(loss)	218	4,379
Total other comprehensive income/(loss), net of tax	(942)	4,694
Comprehensive income/(loss)	$123,360	$80,156

Earnings per share:
Basic	$0.92	$0.55
Diluted	$0.90	$0.54
Weighted average shares outstanding:
Basic	135,364	136,757
Diluted	138,191	139,774

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	March 31,	December 31,
(In thousands, except share and per share values)	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$560,950	$526,156
Short-term marketable securities	68,901	31,087
Accounts receivable, net of allowances $40,933 and $33,434, respectively	686,433	678,938
Inventories	772,602	759,277
Prepaid expenses and other current assets	60,228	65,426
Income taxes receivable	49,006	64,727
Total current assets	2,198,120	2,125,611
Property and equipment, net	557,139	564,452
Operating lease right of use assets	61,507	63,786
Long-term marketable securities	169,437	71,819
Intangible assets, net	720,845	745,064
Goodwill	1,438,733	1,435,033
Other assets	78,964	78,781
Deferred income taxes	214,810	218,215
Total assets	$5,439,555	$5,302,761

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$103,658	$98,852
Accrued expenses	313,431	333,586
Operating lease liabilities	15,121	14,738
Income taxes payable	3,032	4,155
Business acquisition liabilities	20,874	19,513
Deferred revenue	26,347	27,655
Total current liabilities	482,463	498,499
Business acquisition liabilities, net of current portion	79,444	81,995
Operating lease liabilities	100,102	103,918
Deferred income taxes and other tax liabilities	24,658	23,756
Other liabilities	20,576	21,343
Total liabilities	707,243	729,511

Equity:
Class A common stock; $0.001 par value. Authorized 500,000,000 shares; issued and outstanding 113,236,099 and 112,625,126 shares at March 31, 2026 and December 31, 2025, respectively	113	113
Class B common stock; $0.001 par value. Authorized 275,000,000 shares; issued and outstanding 22,430,097 and 22,430,097 shares at March 31, 2026 and December 31, 2025, respectively	22	22
Additional paid-in capital	3,205,514	3,169,812
Accumulated other comprehensive income/(loss)	14,404	15,346
Retained earnings	1,512,259	1,387,957
Total equity	4,732,312	4,573,250
Total liabilities and equity	$5,439,555	$5,302,761

GLOBUS MEDICAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Three Months Ended March 31,
(In thousands)	2026	2025
Cash flows from operating activities:
Net income	$124,302	$75,462
Adjustments to reconcile net income to net cash provided by operating activities:
Bargain purchase gain	(1,118)	—
Depreciation and amortization	69,856	65,653
Provision for excess and obsolete inventory	4,960	5,960
Amortization of acquisition accounting fair value step up	—	6,707
Stock-based compensation expense	12,617	13,206
Allowance for expected credit losses	5,277	3,206
Change in fair value of business acquisition liabilities	6,352	167
Change in deferred income taxes	7,962	509
(Gain)/loss on disposal of assets, net	2,449	2,613
Payment of business acquisition-related liabilities	(2,273)	(2,012)
Net (gain)/loss from foreign currency adjustment	98	(3,772)
(Increase) decrease in:
Accounts receivable	(13,399)	22,603
Inventories	(16,651)	(7,587)
Prepaid expenses and other assets	6,942	4,534
Increase (decrease) in:
Accounts payable	5,082	(899)
Accrued expenses and other liabilities	(24,668)	(28,658)
Income taxes payable/receivable	14,576	19,608
Net cash provided by/(used in) operating activities	202,364	177,300
Cash flows from investing activities:
Purchases of marketable securities	(146,393)	(1,750)
Sales and maturities of marketable securities	8,243	174,238
Purchases of property and equipment	(39,615)	(36,103)
Acquisition of businesses, net of cash acquired and purchases of intangible and other assets	(4,909)	(5,000)
Net cash provided by/(used in) investing activities	(182,674)	131,385
Cash flows from financing activities:
Payment of business acquisition-related liabilities	(4,324)	(3,890)
Net proceeds from exercise of stock options	25,961	11,223
Payments related to tax withholdings for share-based compensation	(3,440)	(2,293)
Repurchase of common stock	—	(190,451)
Repayment of senior convertible notes	—	(449,985)
Net cash provided by/(used in) financing activities	18,197	(635,396)
Effect of foreign exchange rates on cash	(3,093)	3,539
Net increase/(decrease) in cash and cash equivalents	34,794	(323,172)
Cash and cash equivalents at beginning of period	526,156	784,438
Cash and cash equivalents at end of period	$560,950	$461,266

Supplemental disclosures of cash flow information:
Income taxes paid, net	$5,991	$7,199
Non-cash investing and financing activities:
Accrued purchases of property and equipment	$10,517	$10,014

Supplemental Financial Information
Net Sales by Product Category:

	Three Months Ended March 31,
(In thousands)	2026	2025
Musculoskeletal Solutions	$732,984	$575,932
Enabling Technologies	26,870	22,189
Total net sales	$759,854	$598,121
Liquidity and Capital Resources:

	March 31,	December 31,
(In thousands)	2026	2025
Cash and cash equivalents	$560,950	$526,156
Short-term marketable securities	68,901	31,087
Long-term marketable securities	169,437	71,819
Total cash, cash equivalents and marketable securities	$799,288	$629,062
The following tables reconcile GAAP to non-GAAP financial measures.
Non-GAAP Adjusted EBITDA Reconciliation Table:

	Three Months Ended March 31,
(In thousands, except percentages)	2026	2025
Net income/(loss)	$124,302	$75,462
Interest (income)/expense, net	(5,434)	(1,681)
Provision for income taxes	32,772	28,206
Depreciation and amortization	70,121	66,074
EBITDA	221,761	168,061
Stock-based compensation expense	12,614	13,052
Provision for litigation, net	134	(1,287)
Merger and acquisition-related costs (1)	6,441	1,106
Net (gain) loss from strategic investments	(825)	(61)
Non-cash acquisition-related foreign currency impacts	(98)	(3,772)
Restructuring costs	6,387	734
Bargain purchase gain	(1,118)	—
Adjusted EBITDA	$245,296	$177,833

Net income/(loss) as a percentage of net sales	16.4%	12.6%
Adjusted EBITDA as a percentage of net sales	32.3%	29.7%
(1)Merger and acquisition-related costs represent certain costs associated with acquisitions. These costs, presented on a before-tax effect basis, are included in Non-GAAP Merger and Acquisition-related Costs Table.

Non-GAAP Merger and Acquisition-related Costs Table:

	Three Months Ended March 31,
(In thousands)	2026	2025
Amortization of inventory fair value step up	$—	$49
Change in fair value of business acquisition liabilities	6,352	167
Employee-related costs (b)	25	—
Other acquisition-related costs (a)	64	890
Merger and acquisition-related costs	$6,441	$1,106
(a)Primarily comprised of legal fees, advisory and consulting fees.
(b)Primarily comprised of severance, share based compensation and termination fees.

Non-GAAP Net Income Reconciliation Table:

	Three Months Ended March 31,
(In thousands)	2026	2025
Net income/(loss)	$124,302	$75,462
Provision for litigation, net	134	(1,287)
Amortization of intangibles	29,526	28,802
Merger and acquisition -related costs (1)	6,441	1,106
Net gain/(loss) on strategic investments	(825)	(61)
Non-cash acquisition-related foreign currency impacts	(98)	(3,772)
Restructuring costs	6,387	734
Bargain purchase gain	(1,118)	—
Tax effect of adjusting items	(9,853)	(6,156)
Non-GAAP net income/(loss)	$154,896	$94,828
(1) See footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail for these costs.

Non-GAAP Gross Profit Reconciliation Table:

	Three Months Ended March 31,
(In thousands)	2026	2025
Net sales	$759,854	$598,121
Cost of sales (exclusive of amortization of intangibles)	234,066	195,397
Amortization of intangibles	21,131	22,208
Gross Profit	$504,657	$380,516

Amortization of inventory fair value step up	—	49
Amortization of intangibles	21,131	22,208
Adjusted Gross Profit	$525,788	$402,773

Gross Profit % of Net Sales	66.4%	63.6%
Adjusted Gross Profit % of Net Sales	69.2%	67.3%

Non-GAAP Diluted Earnings Per Share Reconciliation Table:

	Three Months Ended March 31,
(In thousands)	2026	2025
Diluted earnings per share, as reported	$0.90	$0.54
Provision for litigation, net	—	(0.01)
Amortization of intangibles	0.21	0.21
Merger and acquisition -related costs (1)	0.05	0.01
Net (gain) loss from strategic investments	(0.01)	0.00
Non-cash acquisition-related foreign currency impacts	—	(0.03)
Restructuring costs	0.05	0.01
Bargain purchase gain	(0.01)	—
Tax effect of adjusting items	(0.07)	(0.04)
Non-GAAP diluted earnings per share	$1.12	$0.68
(1) See footnote 1 to the Non-GAAP Adjusted EBITDA Reconciliation Table above for the detail of these costs.
*Amounts may not add due to rounding.
Non-GAAP Free Cash Flow Reconciliation Table:

	Three Months Ended March 31,
(In thousands)	2026	2025
Net cash provided by operating activities	$202,364	$177,300
Purchases of property and equipment	(39,615)	(36,103)
Free cash flow	$162,749	$141,197
Non-GAAP Net Sales on a Constant Currency Basis Comparative Table:

	Three Months Ended March 31,		Reported Net Sales Growth	Currency Impact on Current Period Net Sales	Constant Currency Net Sales Growth
(In thousands, except percentages)	2026	2025
United States	$604,888	$483,857	25.0%	$—	25.0%
International	154,966	114,264	35.6%	8,974	27.8%
Total net sales	$759,854	$598,121	27.0%	$8,974	25.5%
Net Sales Reconciliation of the Nevro Acquisition Table:

	Three Months Ended March 31,
(In thousands)	2026	2025
Net Sales of Nevro products	$82,675	$—
Net Sales of base business	677,179	598,121
Total net sales	$759,854	$598,121
Adjusted EBITDA Reconciliation of the Nevro Acquisition Table:

	Three Months Ended March 31,
(In thousands)	2026	2025
Adjusted EBITDA of the acquired Nevro subsidiaries	$9,789	$—
Adjusted EBITDA of base business	235,507	177,833
Total Adjusted EBITDA (1)	$245,296	$177,833
(1)See Non-GAAP Adjusted EBITDA Reconciliation Table above for calculation.

Investor Contact:
Brian Kearns
Senior Vice President, Corporate Development and Investor Relations
Phone: (610) 930-1800
Email: investors@globusmedical.com
www.globusmedical.com